Exhibit 99.1

PULSE BIOSCIENCES QUARTERLY INVESTOR CONFERENCE CALL

Conference call today at 1:30 p.m. PDT / 4:30 p.m. EDT

HAYWARD, Calif.—(BUSINESS WIRE) – March 16, 2018 – Pulse Biosciences, Inc. (Nasdaq: PLSE), a medical technology company developing a proprietary therapeutic tissue treatment based on its Nano-Pulse Stimulation platform today reports recent corporate developments and financial results for the fiscal quarter and year ended December 31, 2017.

Recent Developments

•

Successfully completed patient treatments and primary follow-up in the Company’s first clinical study evaluating Nano-Pulse Stimulation for the treatment of a benign skin condition, Seborrheic Keratosis(SK).  The study resulted in the successful delivery of 472 NPS applications involving 58 patients and 174 SK lesions, with ZERO ADVERSE EVENTS reported. The data adds to the mounting evidence regarding the safety and ease with which patients can be treated with NPS for skin-based lesions. The study data is scheduled for presentation in a scientific symposium at the 38th American Society for Laser Medicine and Surgery (ASLMS) Conference on Energy-Based Medicine & Science being held April 13-15 in Dallas, Texas. The data will be made available in a press release issued in conjunction with the scientific presentation.

•

An additional study “A dose-response study of a novel non-thermal method of selectively modifying cellular structure in skin with low energy nanosecond electrical stimulation” was also accepted for presentation at the ASLMS Conference and awarded “BEST OF SESSION” honors by ASLMS.

•	Completed enrollment and follow-up on five animals in the company’s investigational feasibility study evaluating NPS for the treatment of late stage oral melanoma in canines.
•	Published “Nano-Pulse Stimulation induces immunogenic cell death in human papillomavirus-transformed tumors and initiates an adaptive immune response” in the peer-reviewed journal, PLOS One.

“2017 was a transformational year for Pulse Biosciences as we completed patient treatments and follow-up in our first skin lesion study, advanced our oncology program with preclinical publications and an investigational feasibility study in veterinary medicine, welcomed four new board members, and secured the financing necessary to advance our proprietary technologies,” said Darrin Uecker, President and Chief Executive Officer. “We are well positioned to make significant advancements in 2018 and are most pleased with our successful SK study and look forward to sharing the results of the study in April.”

Financial Highlights

Cash, cash equivalents, and investments totaled $38.1 million at December 31, 2017, compared to $16.4 million at December 31, 2016, reflects the proceeds from the $30.0 million financing completed in September of 2017, as well as the Company’s February 2017 financing. Cash use totaled $3.9 million for the fourth quarter of 2017 and $13.1 million for 2017. 2018 Cash use is currently anticipated to total $20 million.

Operating expenses for the quarter ended December 31, 2017, totaled $8.8 million, compared to $7.5 million for the quarter ended September 30, 2017, and $2.8 million for the quarter ended December 31, 2016.  The operating expenses for the quarter ended December 31, 2017 included non-cash stock-based compensation of $4.5 million, compared to $3.4 million for the quarter ended September 30, 2017 and $0.2 million for the quarter ended December 31, 2016.

Conference Call Details

Pulse Biosciences’ Darrin Uecker, President and Chief Executive Officer, and other senior executives will host the investor call on March 16, 2018, at 1:30 p.m. PDT / 4:30 p.m. EDT. The telephone dial-in number for the call is (844) 494-0190 (U.S. toll-free) or (508) 637-5580 (international) using Conference ID 1487908. Listeners will also be able to access the call via webcast available on the Investors section of the Company’s website at www.pulsebiosciences.com.

About Pulse Biosciences

Pulse Biosciences is a clinical stage electroceutical, an electrical energy based therapeutic, company pursuing commercial applications of its proprietary Nano-Pulse Stimulation (NPS) technology. NPS is a non-thermal, precise, focal, drug-free tissue treatment technology utilizing nanosecond (billionth of a second) range pulsed electric fields that directly affect the cell membrane and intracellular structures and initiates programmed cell death in treated cells. The unique ability of NPS to initiate cell death has the potential to significantly benefit patients in a wide variety of medical applications including applications in immuno-oncology and dermatology, and other potential applications we may pursue in the future. The initiation of programmed cell death by NPS results in a minimal inflammatory response, which improves healing outcomes and supports the replacement of treated tissue cells with healthy tissue cells. In cancerous lesions, NPS has been shown in preclinical models to induce immunogenic cell death (ICD), which exposes the unique antigens of the treated cells to the immune system and enrolls immune system cells, such as cytotoxic T-cells to mount an adaptive immune response. Pulse Biosciences is investigating a variety of applications for its technology that exploits the technology’s unique biologic effect, including immuno-oncology and dermatology. More information is available at www.pulsebiosciences.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding regulatory clearance and the timing of FDA filings or approvals, the mechanism of action of NPS treatments, current and planned future clinical studies, other matters related to its pipeline of product candidates, future financial performance and other future events.  These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investors:

Brian Dow

Sr. Vice President and Chief Financial Officer

IR@pulsebiosciences.com

or

The Trout Group

Mike Zanoni, 646-378-2924

mzanoni@troutgroup.com or

Media:

Sam Brown, Inc.

Christy Curran, 615-414-8668

christycurran@sambrown.com

PULSE BIOSCIENCES, INC.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands)	2017	2016
ASSETS
Current assets:
Cash and investments	$38,069	$16,395
Prepaid expenses and other current assets	412	268
Total current assets	38,481	16,663
Leasehold improvements and equipment, net of
Accumulated depreciation	2,570	317
Intangible assets, net of accumulated amortization	5,878	6,543
Goodwill	2,791	2,791
Other assets	101	-
Total assets	$49,821	$26,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$782	$265
Accrued expenses	1,034	751
Deferred rent, current	397	-
Total current liabilities	2,213	1,016
Long term liabilities:
Deferred rent	1,613	-
Total liabilities	3,826	1,016
Stockholders’ equity:
Common stock	84,219	37,911
Accumulated other comprehensive loss	(51)	(7)
Accumulated deficit	(38,173)	(12,606)
Total stockholders’ equity	45,995	25,298
Total liabilities and stockholders’ equity	$49,821	$26,314

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three-Month Periods Ended
	December 31,	September 30,	December 31,
(in thousands, except per share amounts)	2017	2017	2016
Revenue	$—	$—	$—
Operating expenses:
General and administrative	5,801	4,434	1,027
Research and development	2,864	2,925	1,649
Amortization of intangible assets	166	166	167
Total operating expenses	8,831	7,525	2,843
Other income:
Interest income	128	39	34
Total other income	128	39	34
Net loss	$(8,703)	$(7,486)	$(2,809)
Net loss per share:
Basic and diluted net loss per share	$(0.53)	$(0.52)	$(0.21)
Weighted average shares used to compute net loss per common share — basic and diluted	16,574	14,381	13,315

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Years Ended
	December 31,	December 31,
(in thousands, except per share amounts)	2017	2016
Revenue	$—	$—
Operating expenses:
General and administrative	15,503	3,415
Research and development	9,646	5,506
Amortization of intangible assets	665	665
Total operating expenses	25,814	9,586
Other income:
Interest income	247	68
	247	68
Net loss	$(25,567)	$(9,518)
Net loss per share:
Basic and diluted net loss per share	$(1.73)	$(0.86)
Weighted average shares used to compute net loss per common share — basic and diluted	14,754	11,009